Exhibit 21.1

Subsidiaries of Hologic*	Jurisdiction of Incorporation or Organization
Acessa Health Inc.	Delaware
Beijing Hologic Technology Co., Ltd.	China
Benassar Diagnostica-Equipamientos Medicos Unipessoal, Lda.	Portugal
BioLucent, LLC	Delaware
Bioptics, Inc.	Arizona
Biotheranostics, Inc.	Delaware
Cytyc Corporation	Delaware
Cytyc Prenatal Products Corp.	Delaware
Cytyc Surgical Products, LLC	Massachusetts
Diagenode Co., Ltd.	Japan
Diagenode SA	Belgium
Diagenode SPA	Chile
Diagenode, LLC	Delaware
Direct Radiography Corp.	Delaware
Emsor, Sociedad de responsabilidad limitada	Spain
Faxitron Bioptics, LLC	Delaware
Genewave SAS	France
Gen-Probe Incorporated	Delaware
Gen-Probe Prodesse, Inc.	Wisconsin
Gen-Probe Sales & Service, Inc.	Delaware
Health Beacons, Inc.	Washington
Hologic (Australia & New Zealand) Pty Ltd.	Australia
Hologic (MA), LLC	Massachusetts
Hologic ASE, LLC	Delaware
Hologic Asia Limited	Hong Kong
Hologic Asia Pacific Limited	Hong Kong
Hologic Austria GmbH	Austria
Hologic BV	Belgium
Hologic Bermuda Limited	Bermuda
Hologic Canada ULC	Canada
Hologic Caribbean (Barbados) SRL	Barbados
Hologic Denmark ApS	Denmark
Hologic Deutschland GmbH	Germany
Hologic Espana S.A.	Spain
Hologic Finance Ltd.	Bermuda
Hologic France SARL	France
Hologic GGO 2, LLC	Delaware
Hologic GGO 3 LLP	United Kingdom
Hologic GGO 4 LTD	United Kingdom
Hologic Global Holding LTD	United Kingdom
Hologic Hitec-Imaging GmbH	Germany
Hologic Holdings Limited	United Kingdom
Hologic HUB LTD	United Kingdom
Hologic Iberia, S.L.	Spain

Subsidiaries of Hologic*	Jurisdiction of Incorporation or Organization
Hologic India LLP	India
Hologic International Holdings B.V.	Netherlands
Hologic IP LTD	United Kingdom
Hologic Ireland Limited	Ireland
Hologic Italia S.r.l.	Italy
Hologic Japan KK	Japan
Hologic Latin America (Servicos Em Marketing E Negocios) Ltda.	Brazil
Hologic Ltd.	United Kingdom
Hologic Malaysia SDN. BHD.	Malaysia
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Hologic Medicor GmbH	Germany
Hologic Medicor Suisse GmbH	Switzerland
Hologic Netherlands B.V.	Netherlands
Hologic Nordic Holdings Oy	Finland
Hologic (Shanghai) Medical Supplies Co., Ltd.	China
Hologic Singapore Pte. Ltd	Singapore
Hologic Suisse SA	Switzerland
Hologic Surgical Products Costa Rica, S.R.L.	Costa Rica
Hologic Sweden AB	Sweden
Hologic Taiwan Ltd.	Taiwan
Hologic UK Finance Ltd.	United Kingdom
Hologic US Finance Co LLC	Delaware
Mobidiag Oy	Finland
Mobidiag UK Ltd.	United Kingdom
Navigation Three Limited	Hong Kong
NXT-Dx SCRL	Belgium
Somatex (HK) Limited	China
Somatex Medical Technologies GmbH	Germany
Somatex USA Inc.	Delaware
SuperSonic Imagine SA	France
SuperSonic Imagine GmbH	Germany
SuperSonic Imagine Ltd	United Kingdom
SuperSonic Imagine Srl	Italy
SuperSonic Imagine HK Ltd	Hong Kong
SuperSonic Imagine (Shanghai) Medical Devices Co., Ltd.	China
Suros Surgical Systems, Inc.	Delaware
TCT International Co., Ltd.	British Virgin Islands
Tridaho LLC	Delaware

*Subsidiaries not included in the list are omitted because, in aggregate, they are insignificant as defined by Item 601(b((21) of Regulation S-K.